SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

       / /      Preliminary proxy statement
       / /      Definitive proxy statement
       /X/      Definitive additional materials
       / /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14(a)-12


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
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                  (Name of Registrant as Specified in Charter)


                            STEEL PARTNERS COMMITTEE
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                   (Name of Person(s) filing Proxy Statement)


         Payment of filing fee (check the appropriate box):

        / /      $125 per Exchange  Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
                 14a-6(j)(2).

        /X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

        / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

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        (2)      Aggregate number of securities to which transaction applies:

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        (3)      Per  unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11: (1)


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        (4)      Proposed maximum aggregate value of transaction:
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(1)  Set   forth  the   amount   on  which  the   filing   fee  is   calculated
and  state  how  it was determined.

        /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:


         $500
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         (2)      Form, schedule or registration statement no.:



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         (3)      Filing party:



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         (4)      Date filed:



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                                       -2-

CONTACTS FOR STEEL PARTNERS:
Daniel Burch (212) 929-5748
Jeanne Carr  (212) 929-5916



FOR IMMEDIATE RELEASE:


              STEEL PARTNERS COMMENCES SUIT AGAINST MEDICAL IMAGING
                       SEEKS TO INVALIDATE THE POISON PILL

New York, New York -- February 16, 1996 -- STEEL PARTNERS II, L.P., a New York based investment partnership, announced today that it has commenced a suit for judgment declaring that the Shareholder Rights Plan of Medical Imaging Centers of America, Inc. ("NASDAQ; MIGA") is invalid and illegal under the California General Corporation Law. Steel Partners alleges in its Complaint that the Rights Plan, commonly known as a "Poison Pill", unfairly discriminates among shareholders. Steel Partners also alleges that, but for the "Poison Pill", it would have purchased more shares of Medical Imaging in 1995 and/or early 1996.

Thomas Fleming of Olshan Grundman Frome & Rosenzweig LLP, attorneys for Steel Partners stated, "We believe that the Medical Imaging poison pill violates the fundamental rights of shareholders under California law."

Steel Partners is soliciting proxies from Medical Imaging's stockholders to replace the present Board of Directors at a Special Meeting of Shareholders scheduled for February 26, 1996.

The Steel Partners Committee is made up of Steel Partners and Steel Partners Services, Ltd. The members of the Committee hold 527,682 shares, or 19.9%, of Medical Imaging's common stock. The Committee's nominees for election to the board of directors of Medical Imaging are Warren Lichtenstein, Lawrence Butler, Jack L. Howard, David C. Flaugh and Steven Wolosky.


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